INDEPENDENT AUDITORS' CONSENT

We consent to the incorpporation by reference in this Registration Statement of Waste Industries, Inc. on Form S-3 of our report dated March 1, 1999 appearing in the Annual Report on Form 10-K of Waste Industries, Inc. for the year ended December 31, 1998.



\s\DELOITTE & TOUCHE LLP

Raleigh, North Carolina
May 20, 1999